Exhibit 99.1

DATALINK REPORTS FIRST QUARTER 2016 OPERATING RESULTS

Revenues Affected by Late Orders & Shipments; Flash Storage & Services Sales Continue to Increase

EDEN PRAIRIE, Minn., April 27, 2016 — Datalink (Nasdaq: DTLK), a leading provider of IT services and solutions, today reported first quarter 2016 financial results. Revenues for the quarter ended March 31, 2016, declined 6% to $164.6 million compared to $175.4 million for same period in 2015.  Results were affected by approximately $10 million of delayed shipments from three of our primary vendors. Shipment of those orders, as expected in the first quarter, would have produced revenues comparable to the first quarter of 2015. The delayed shipments created a record backlog going into our second quarter.

On a GAAP basis, the company reported a net loss of $433,000 or $0.02 per diluted share for the first quarter of 2016.  This compares to a net loss of $14,000 or $0.00 per diluted share in the first quarter of 2015. Non-GAAP net earnings for the first quarter of 2016 were $1.2 million, or $0.05 per diluted share, compared to non-GAAP net earnings of $2.4 million, or $0.11 per diluted share, in the first quarter of 2015.  A detailed reconciliation between GAAP and non-GAAP information is contained in the tables included herein.

“Our first-quarter performance was impacted by both unfulfilled orders and the unusually slow early-quarter spending cadence that has also been reported by other major industry manufacturers, but we believe those are anomalies that will be corrected in the second quarter. Our sales momentum has been strong since late March and both our flash storage business and the number of large projects in our pipeline continue to grow,” said Paul Lidsky, Datalink’s president and CEO.  “We still face the challenges created by the shift in IT spending habits away from regular technology refreshes to business-driven IT investments, but we continue to rebalance our workforce skill sets to address that shift. We also have a strong balance sheet that enables us to invest in new services and next-generation technology that meets the evolving needs of our clients and allows us to take advantage of new strategic acquisition opportunities.”

First-Quarter Highlights

•                  A 149% year-over-year increase in sales of all-flash storage, with flash now representing 56% of Datalink’s storage sales compared to 22% in 2015. Flash storage yields lower gross margins than traditional storage but helps to offset continued declines in traditional storage revenues and also drives migration and other consulting services.

•                  An 8% year-over-year increase in total services revenues, including an increase in managed services that are a source of recurring income. Services comprised 45% of revenues during the quarter compared to 39% in the comparable quarter of 2015.

•                  Industry recognition, including placement on the 2016 CRN Tech Elite 250 and 2016 CRN Elite 150 Managed Service Provider lists.

•                  Strong balance sheet with the company ending the quarter with over $66 million of cash and investments and no debt.

•                  Stock re-purchase program, the company repurchased 600,000 shares of common stock at an average price of $6.98 per share in the first quarter.  The company has re-purchased a total of 1,229,000 shares at an average price of $7.33 per share since the inception of the program in September 2015.

Outlook

“Based on our current sales momentum, the major transformational projects currently in our pipeline, and growth drivers like flash storage and our new security practice, we believe the 4% to 6% growth rates that we projected in February are still attainable. That is double the annual 2% to 3% growth predicted for the industry overall,” Lidsky said. “This remains a challenging time, but our initiatives over the past few years to help clients utilize IT to support business objectives have positioned the company to adapt to the new ways in which organizations want to consume IT services and technologies.”

As previously reported, the company has discontinued near-term quarterly guidance because of the volatility of current IT spending patterns, revenue fluctuations from quarter to quarter related to variable delivery timetables for complex consulting services and associated products, and a transition to annual guidance that has been adopted by other IT companies.

Conference Call and Webcast Today

Datalink will hold a conference call shortly after 4:00 p.m. Central Time during which time Datalink’s president and chief executive officer, Paul Lidsky, and chief financial officer, Greg Barnum, will discuss company results and provide a business overview. Participants can access the conference call by dialing (855) 826-6150. Participants will be asked to identify the Datalink conference call and provide the designated identification number (40502972). A live webcast of the conference call can be accessed here or via Datalink’s investor relations website at www.datalink.com.

About Datalink

Datalink is a complete IT services provider that helps companies transform their technology, operations, and service delivery to meet business challenges. Combining extensive experience, a full lifecycle of services and a comprehensive approach to producing IT innovations that empower positive business outcomes, Datalink delivers success across cloud IT transformation, next generation technology, and security. For more information, call 800.448.6314 or visit www.datalink.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. This press release contains forward-looking statements, including (i) anticipated margin pressure and plans to drive profitable growth, and (ii) Datalink’s projections of certain anticipated 2016 results, which reflect our views regarding future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated. The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should” and other expressions which indicate future events and trends identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, many of which are included under “Risk Factors” in our annual report on Form 10-K for our year ended December 31, 2015, including, but not limited to: the level of continuing demand for IT services and solutions including the effects of current economic and credit conditions and the ability of organizations to outsource data center infrastructure-related services to service providers such as us; the migration of organizations to virtualized server environments, including using a private cloud computing infrastructure; the extent to which customers deploy disk-based backup recovery solutions; the realization of the expected trends identified for advanced network infrastructures; reliance by manufacturers on their data service partners to integrate their specialized products; customers switching to solid state storage solutions; continued preferred status with certain principal suppliers; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; fixed employment costs that may impact profitability if we suffer revenue shortfalls; our ability to hire and retain key technical and sales personnel; continued productivity of our sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; risks associated with integrating completed and future acquisitions (including a failure of anticipated synergies to materialize); the ability to execute our acquisition strategy; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price. Furthermore, our revenues for any particular quarter are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably. We cannot assure you that we can grow or maintain our revenue and backlog from current levels.  Additional factors that may cause actual results to differ from our assumptions and expectations include those set forth in our most recent filing on Form 10-K filed with the Securities and Exchange Commission.  Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made.  We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Details

Non-GAAP financial measures exclude the impact from acquisition accounting adjustments to deferred revenue and costs, stock-based compensation expense, amortization of acquisition intangible assets, integration and transaction costs related to acquisitions, severance costs and the related effects on income taxes.  These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.

These non-GAAP financial measures facilitate management’s internal comparisons to our historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making, such as employee compensation planning. We believe that the presentation of these non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to investors and management regarding financial and business trends relating to our financial condition and results of operations.

# # #

Company Contacts:

Investors & Analysts

Greg Barnum

Vice President and CFO

Phone:  952-279-4816

Email:  gbarnum@datalink.com

Press

Jill Schmidt

S&S Public Relations, Inc.

Phone: 847-415-9311
Email: jills@sspr.com

DATALINK CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2016	2015

Net sales:
Products	$90,675	$106,736
Services	73,957	68,616
Total net sales	164,632	175,352

Cost of sales:
Cost of products	73,099	85,782
Cost of services	60,061	54,402
Total cost of sales	133,160	140,184
Gross profit	31,472	35,168
Operating expenses:
Sales and marketing	15,635	17,422
General and administrative	6,870	6,989
Engineering	8,032	8,242
Integration and transaction costs	—	450
Amortization of intangibles	1,405	2,073
Total operating expenses	31,942	35,176
Loss from operations	(470)	(8)
Interest income	165	71
Interest expense	(73)	(67)
Other, net	(50)	(19)
Loss before income taxes	(428)	(23)
Income tax expense (benefit)	5	(9)
Net loss	$(433)	$(14)

Loss per common share:
Basic	$(0.02)	$(0.00)
Diluted	$(0.02)	$(0.00)
Weighted average common shares outstanding:
Basic	21,158	21,949
Diluted	21,158	21,949

DATALINK CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	March 31,	December 31,
	2016	2015

Assets
Current assets
Cash and cash equivalents	$30,128	$39,397
Short-term investments	35,974	20,579
Accounts receivable, net	111,960	163,900
Lease receivable	3,816	3,895
Inventories, net	9,399	7,997
Current deferred customer support contract costs	123,280	124,705
Inventories shipped but not installed	16,498	16,616
Income tax receivable	691	—
Other current assets	3,176	3,251
Total current assets	334,922	380,340
Property and equipment, net	8,324	7,963
Goodwill	47,101	47,101
Finite-lived intangibles, net	7,851	9,256
Deferred customer support contract costs, non-current	58,533	60,240
Deferred tax asset	9,177	9,177
Long-term lease receivable	6,513	7,017
Other assets	735	703
Total assets	$473,156	$521,797

Liabilities and Stockholders’ Equity
Current liabilities
Floor plan line of credit	$25,159	$24,340
Accounts payable	42,312	73,959
Lease payable	3,882	3,643
Accrued commissions	1,729	3,687
Accrued sales and use taxes	2,204	3,782
Accrued expenses, other	5,961	6,998
Accrued income tax payable	—	4,492
Customer deposits	4,122	4,398
Current deferred revenue from customer support contracts	149,766	151,619
Other current liabilities	451	1,050
Total current liabilities	235,586	277,968
Deferred revenue from customer support contracts, non-current	70,123	72,262
Long-term lease payable	5,105	5,857
Other liabilities non-current	1,739	942
Total liabilities	312,553	357,029

Stockholders’ equity
Common stock, $.001 par value, 50,000,000 shares authorized, 22,577,888 and 22,627,322 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	22	23
Additional paid-in capital	110,700	114,431
Retained earnings	49,881	50,314
Total stockholders’ equity	160,603	164,768
Total liabilities and stockholders’ equity	$473,156	$521,797

DATALINK CORPORATION

RECONCILIATION  BETWEEN GAAP AND NON-GAAP NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2016	2015

Loss from operations on a GAAP basis	$(470)	$(8)
GAAP operating margin	-0.3%	0.0%

Non-GAAP Adjustments:
Purchase accounting adjustment to StraTech deferred revenue and cost, net	1	12
Total gross margin adjustments	1	12

Stock based compensation expense included in sales and marketing	265	418
Stock based compensation expense included in general and administrative	369	433
Stock based compensation expense included in engineering	409	591
Integration and transaction costs	—	450
Amortization of intangible assets	1,405	2,073
Total operating expense adjustments	2,448	3,965

Non-GAAP earnings from operations	1,979	3,969
Non-GAAP operating margin	1.2%	2.3%

Interest & other income (expense), net	42	(15)
Income tax expense impact including Non-GAAP items	849	1,593

Non-GAAP net earnings	$1,172	$2,361

Non-GAAP net earnings per share - Basic	$0.06	$0.11
Non-GAAP net earnings per share - Diluted	$0.05	$0.11

Shares used in non-GAAP per share calculation - Basic	21,158	21,949
Shares used in non-GAAP per share calculation - Diluted	22,115	22,466

DATALINK CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2016	2015

Cash flows from operating activities:
Net loss	$(433)	$(14)
Adjustments to reconcile net earnings to net cash provided by operating activities:
Change in fair value of trading securities	37	—
Benefit for bad debts	(49)	(94)
Depreciation	756	843
Amortization of finite-lived intangibles	1,405	2,073
Stock-based compensation expense	1,043	1,442
Changes in operating assets and liabilities:
Accounts receivable, net and leases receivable	52,572	30,298
Inventories	(1,284)	8,687
Deferred costs/revenues/customer deposits, net	(1,136)	2,299
Accounts payable and leases payable	(32,160)	(41,917)
Accrued expenses	(4,573)	(3,316)
Income tax receivable	(691)	(284)
Income tax payable	(4,492)	—
Other	240	1,649
Net cash provided by operating activities	11,235	1,666

Cash flows from investing activities:
Purchases, sales and maturities of trading securities, net	(15,432)	22,994
Purchases of property and equipment	(1,117)	(1,216)
Net cash (used in) provided by investing activities	(16,549)	21,778

Cash flows from financing activities:
Net payments under floor plan line of credit	819	1,991
Repurchase of common stock	(4,191)	—
Excess tax (benefit) from stock compensation	(277)	179
Tax withholdings related to stock-based awards	(306)	(639)
Net cash (used in) provided by financing activities	(3,955)	1,531

Increase (decrease) in cash and cash equivalents	(9,269)	24,975
Cash and cash equivalents, beginning of period	39,397	27,725
Cash and cash equivalents, end of period	$30,128	$52,700

Supplemental cash flow information:
Cash paid for income taxes	$5,463	$97
Cash received for income tax refunds	$—	$2
Cash paid for interest expense	$73	$21